Exhibit 3.2

Corebridge FINANCIAL, INC.

Second AMENDED AND RESTATED BY-LAWS

Effective [●], 2022

Corebridge FINANCIAL, INC.
Second AMENDED AND RESTATED BY-LAWS

i

ii

Corebridge FINANCIAL, INC.

Second AMENDED AND RESTATED BY-LAWS

Effective [●], 2022

Article I
Stockholders

Section 1.1          Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either (a) within or without the State of Delaware or (b) by means of remote communication (a “Virtual Meeting”), in each case as may be determined by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2          Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chair, if any, the Chief Executive Officer, if any, the Secretary or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware, or as a Virtual Meeting, as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request of one or more stockholders who together own of record twenty-five (25) percent of the outstanding shares of each class of stock entitled to vote at such meeting. Such written request shall state the purpose of the meeting and be received in accordance with an Acceptable Delivery Method (as defined in Section 6.3 of these by-laws).

Section 1.3          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If delivered by electronic mail, then such notice shall be deemed to be given when directed to the stockholder’s electronic mail address. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission (as such term is defined in the Delaware General Corporation Law, as amended (the “DGCL”)), such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL. No business other than that stated in the notice shall be transacted at any special meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 1.4          Adjournments, Postponements, Rescheduling and Cancellation. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders.

Section 1.5          Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6        Organization. (a) Meetings of stockholders shall be presided over by the Chair, or in the absence of the Chair by the Lead Independent Director (if any), or in the absence of the Lead Independent Director by the Chief Executive Officer, or in the absence of the Chief Executive Officer by the Chair of the Nominating and Corporate Governance Committee, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary an Assistant Secretary shall so act, or in their absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)           The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders for any reason (including for purposes of allowing a quorum to attend) and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation: (i) the establishment of procedures for the maintenance of order and safety; (ii) limitations on the time allotted to questions or comments on the affairs of the Corporation; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof; (v) the opening and closing of the voting polls, for each item on which a vote is to be taken; (vi) determining and declaring that a matter, business or nomination was not properly brought before the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the chair of the meeting; and (viii) restricting the use of audio/video recording devices and cell phones at the meeting.

Section 1.7        Inspectors. Prior to any meeting of stockholders, the Board of Directors, the Chair or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.8        Classes or Series of Stock; Voting Proxies. For purposes of this Article I, two or more classes or series of stock shall be considered a single class if and to the extent that the holders thereof are entitled to vote together as a single class at the meeting. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder who has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings for the election of directors, directors shall be elected as provided in Section 2.2 of these by-laws. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require in the notice of meeting a larger vote upon any such matter. For purposes of this Section 1.8, only votes cast “for” or “against” a matter shall be considered affirmative votes; abstentions, broker non-votes and withheld votes shall not be treated as affirmative votes and shall not be taken into account in determining whether a matter is approved. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the certificate of incorporation or these by-laws.

Section 1.9        Fixing Date for Determination of Stockholders of Record.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be determined in accordance with Section 1.11(b).

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10       List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. In the event of a Virtual Meeting, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.11       Consent of Stockholders in Lieu of Meeting.

(a)           Unless otherwise provided in the certificate of incorporation or these by-laws, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by an Acceptable Delivery Method to (a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b)           Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, pursuant to an Acceptable Delivery Method, first request (a “Written Consent Request”) the Board to fix a record date for such purpose (a “Consent Record Date”). Such Written Consent Request shall be signed by one or more stockholders representing twenty-five (25) percent of the outstanding shares of capital stock of the Corporation entitled to consent on the matter or matters set forth in the Written Consent Request. The Board shall promptly, but in all events within ten (10) days after the date on which the Written Consent Request is received or five (5) days after delivery of any information requested by the Corporation to determine the validity of the Written Consent Request or whether the matter or matters to which the Written Consent Request relates is an action that may be taken by written consent, determine the validity of the Written Consent Request and whether the Written Consent Request relates to an action that may properly be taken by written consent under this Section 1.11 and applicable law. If such request is valid, the Board shall adopt a resolution fixing the Consent Record Date (unless a record date has previously been fixed by the Board pursuant to Section 1.9).

(c)           Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are received by the Corporation pursuant to an Acceptable Delivery Method within sixty (60) days of the first date on which a written consent is so received by the Corporation but in no event later than one hundred and twenty (120) days after the Consent Record Date.

(d)         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.11.

Section 1.12     Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. (a) (1) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.12 and Section 1.13 of these by-laws.

(2)       For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, (iii) brought before the annual meeting in the manner specified in this Section 1.12(a) (x) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) by a person (an “Indirect Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Indirect Holder’s entitlement to vote, such stock on such matter, or (iv) brought before the annual meeting in accordance with Section 1.13 of these by-laws.

(3)       In addition to any other requirements under applicable law, the certificate of incorporation and these by-laws, persons nominated by stockholders for election as directors of the Corporation pursuant to Section 1.12(a)(2)(iii) of these by-laws and any other proposals by stockholders brought pursuant to Section 1.12(a)(2)(iii) of these by-laws shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered by Acceptable Delivery Method to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year, which for 2022 will be deemed to have taken place on May 1, 2022; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety (90) days prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed.

(4)       Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders pursuant to Section 1.12(a)(2)(iii) of these by-laws shall deliver by Acceptable Delivery Method, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, a ranking of such persons, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of an Indirect Holder, evidence establishing such Indirect Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. The Corporation may require any such proposed nominee to furnish such other information as it may reasonably require, including, but not limited to (i) information to determine whether the nominee would be considered “independent” under the various rules and standards applicable to the Corporation, (ii) information to determine whether the nominee complies with applicable law, including insurance law and (iii) information relating to compliance with any Corporation policies and guidelines applicable to directors. The proposed nominee shall provide such other information as the Corporation may reasonably request within ten (10) business days of such request. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver by Acceptable Delivery Method, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of an Indirect Holder, evidence establishing such Indirect Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting.

(5)       As used in these by-laws (other than for purposes of Section 1.13 of these by-laws), shares “beneficially owned” shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

(6)       Notwithstanding any provision of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary by Acceptable Delivery Method at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(b)         Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, (i) the Corporation shall comply with any applicable obligations under the Separation Agreement, dated as of [●], 2022 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Separation Agreement”), by and between the Company and American International Group, Inc. (“AIG”) and the Stockholders Agreement, dated as of November 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Stockholders Agreement”), by and among, the Company, AIG and Argon Holdco LLC (“Blackstone”) and (ii) any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the Stockholder Notice required by Section 1.12(a) of these by-laws shall be delivered to the Secretary by Acceptable Delivery Method at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(c)         For purposes of this Section 1.12, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(d)         In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.12. This Section 1.12 sets forth the exclusive means for a stockholder to nominate persons for election to the Board at a meeting of stockholders or to propose business to be considered at a meeting of stockholders, except that this Section 1.12 shall not (x) apply to (1) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act, (2) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article Four of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock) or(3) any director nomination in accordance with Section 1.13 of these by-laws or (y) limit the rights of AIG and Blackstone under the Separation Agreement or the Stockholders Agreement, as applicable.

(e)         The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.12 or Section 1.13 of these by-laws and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

Section 1.13     Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)        Inclusion of Proxy Access Nominees in Proxy Statement. Subject to the provisions of this Section 1.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders):

(1)       the name of any person(s) nominated for election (the “Proxy Access Nominee(s)”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 1.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(2)       disclosure about the Proxy Access Nominee(s) and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(3)       for each Proxy Access Nominee, any statement in support of such Proxy Access Nominee’s election to the Board of Directors included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement (subject, without limitation, to Section 1.13(e)(2) of these by-laws), provided that such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Statement”); and

(4)       any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee(s), including, without limitation, (i) any statement in opposition to the nomination, (ii) any of the information provided pursuant to this Section 1.13 and (iii) any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of this Section 1.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board or any officer of the Corporation designated by the Board of Directors or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements). The chair of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section 1.13 and, if not so nominated, shall direct and declare at the meeting that such Proxy Access Nominee shall not be considered.

(b)        Maximum Number of Proxy Access Nominees.

(1)       The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty (20) percent of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (i) the number of Proxy Access Nominees that the Board of Directors itself decides to nominate for election at such annual meeting; and (ii) the number of incumbent directors who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.13(d) of these by-laws but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(2)       If the number of Proxy Access Nominees pursuant to this Section 1.13 for any annual meeting of stockholders exceeds the Maximum Number then the highest ranking individual from the list prepared by each Nominating Shareholder, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.13(d) of these by-laws, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes ineligible or becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)        Eligibility of Nominating Stockholder.

(1)       An “Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 1.13(c) continuously for the three-year period specified in Section 1.13(c)(2) of these by-laws or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 1.13(d) of these by-laws, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act.

(2)       An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 1.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 1.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(3)       The “Minimum Number” of shares of the Corporation’s common stock means three percent of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(4)       For purposes of this Section 1.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

(5)       An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice and has recalled such loaned shares as of the date of the Nomination Notice and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(6)       No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d)        Nomination Notice. To nominate a Proxy Access Nominee (or Proxy Access Nominees), the Nominating Stockholder must, no earlier than one hundred and fifty (150) calendar days and no later than one hundred and twenty (120) calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders which for 2022 shall be deemed to have taken place on April 1, 2022, submit to the Secretary of the Corporation at the principal executive office of the Corporation, by Acceptable Delivery Method, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary of the prior year’s annual meeting and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Outside Meeting Date”), the Nomination Notice shall be given as provided herein by the later of the close of business on the date that is one hundred and sixty (160) days prior to such Outside Meeting Date or the tenth (10th) day following the date such Outside Meeting Date is first publicly announced or disclosed:

(1)       A Schedule 14N (or any successor form) relating to the Proxy Access Nominee(s), completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(2)       A written notice of the nomination of such Proxy Access Nominee(s) that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(i)             the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(ii)            a representation and warranty that the Nominating Stockholder acquired the common stock of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(iii)           a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 1.13;

(iv)          a representation and warranty that each Proxy Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of the primary stock exchange on which the Corporation’s common stock is traded;

(v)           a representation and warranty that each Proxy Access Nominee (A) is not aware of any direct or indirect relationship that the Proxy Access Nominee has with the Corporation that will cause the Proxy Access Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the bright line rules of the primary stock exchange on which the Corporation’s common stock is traded; (B) is not aware of any information that would make the Proxy Access Nominee fail to meet the audit committee independence requirements under the rules of the primary stock exchange on which the Corporation’s common stock is traded; (C) is not aware of any information that would make the Proxy Access Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is not aware of any information that would make the Proxy Access Nominee fail to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the applicable Proxy Access Nominee;

(vi)         a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.13(c) of these by-laws and has provided evidence of ownership to the extent required by Section 1.13(c)(1) of these by-laws;

(vii)        a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.13(c) of these by-laws through the date of the annual meeting;

(viii)       a statement by the Nominating Stockholder regarding its intent with respect to continued ownership of shares of common stock of the Corporation for at least one year following the annual meeting;

(ix)         details of any position of any Proxy Access Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(x)         a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Proxy Access Nominee(s) or any nominee of the Board of Directors;

(xi)         a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;

(xii)        for each Proxy Access Nominee, if desired, a Statement; and

(xiii)       in the case of a nomination by a group, the designation by all group members of one group member (the “Designated Lead Group Member”) that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(3)        An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees:

(i)          to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(ii)          to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(iii)         to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Proxy Access Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(iv)         to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Proxy Access Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under this Section 1.13; and

(v)          in the event that any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any group member or any of its Proxy Access Nominees), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 1.13(c) of these by-laws, to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(4)        An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Proxy Access Nominee:

(i)           to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(ii)          at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Proxy Access Nominee to the Board of Directors, including the information provided by such Proxy Access Nominee to the Corporation in connection with his or her nomination and such Proxy Access Nominee’s eligibility to serve as a member of the Board of Directors;

(iii)         that the Proxy Access Nominee has read and agrees if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, Related Party Transactions Approval Policy and any other Corporation policies and guidelines applicable to directors; and

(iv)         that the Proxy Access Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (B) any agreement, arrangement or understanding with any person or entity as to how the Proxy Access Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (C) any Voting Commitment that could limit or interfere with the Proxy Access Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 1.13(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)        Exceptions.

(1)       Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Proxy Access Nominee, if:

(i)           the Corporation receives a notice pursuant to Section 1.12 of these by-laws that a stockholder intends to nominate a candidate for director at the annual meeting;

(ii)          the Nominating Stockholder is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 1.13;

(iii)         the Nominating Stockholder or the Designated Lead Group Member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 1.13 or the Nominating Stockholder withdraws its nomination or the chair of the meeting declares that such nomination shall be disregarded pursuant to Section 1.12(e) of these by-laws;

(iv)          the Board of Directors determines that such Proxy Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s by-laws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any primary stock exchange on which the Corporation’s common stock is traded;

(v)          the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi)         the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years; or

(vii)        the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.13(c) of these by-laws, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee made pursuant to this Section 1.13;

(2)        Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of a Proxy Access Nominee included in the Nomination Notice, if the Board of Directors determines that:

(i)           such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

(ii)          the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

(3)        The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.

Article II
Board of Directors

Section 2.1      Powers: Number: Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of at least seven (7) members and not more than twenty-one (21) members, the number thereof to be determined from time to time by the Board; provided, however, that in determining the number of directors no account shall be taken of any non-voting director, including any advisory or honorary director, that may be elected from time to time by a majority of the Board of Directors. Subject to the terms of the Separation Agreement and the Stockholders Agreement, the number of directors may be increased or decreased by amendment of these by-laws by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon, and by like vote the additional directors may be elected to hold office until the next succeeding annual meeting of stockholders and until their respective successors are elected and qualified or until their respective earlier resignations or removals. Directors need not be stockholders.

Section 2.2      Election: Term of Office: Resignation: Removal: Vacancies.

(a)        Each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(b)        Any director may resign at any time upon written notice to the Board of Directors or to the Chair or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and no acceptance of such resignation shall be necessary to make it effective.

(c)        Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors; and, subject to the terms of the Separation Agreement and the Stockholders Agreement, any vacancy so created may be filled by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

(d)        Unless otherwise provided in the certificate of incorporation or these by-laws and without limiting the rights of AIG and Blackstone under the Separation Agreement and the Stockholders Agreement, as applicable, vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

(e)        Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may, unless otherwise provided in the certificate of incorporation, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

(f)         Except as may be otherwise required by the certificate of incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes for or against a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available). Abstentions and broker non-votes will not be deemed a vote “for” or “against” a director. The Corporation’s Corporate Governance Guidelines contain the Corporation’s policy regarding the director resignation process.

Section 2.3      Regular Meetings. The Board shall meet from time to time as determined by the Board to discuss such business and affairs of the Corporation as the Board shall determine. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware or by means of remote communication and at such times, in each case as the Board may from time to time determine (and in any case at least quarterly), and if so determined notice thereof need not be given.

Section 2.4      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware or by means of remote communication whenever called by the Chair or by the Chief Executive Officer on the written request of any two directors. Reasonable notice thereof, which may be by telephone or email, shall be given by Secretary.

Section 2.5      Participation in Meetings by Electronic Means Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by electronic means (including telephone conference or video conference) or similar remote communications equipment by means of which all persons participating in the meeting can hear and speak to one another, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6      Quorum: Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, a majority of the members of the Board present may adjourn the meeting from time to time until a quorum shall attend, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken.

Section 2.7      Chair. The Board of Directors shall annually select a Chair, who shall have and perform such duties as provided herein or as may be from time to time assigned by the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chair at such time and in such manner as the Board of Directors shall determine.

Section 2.8      Lead Independent Director. Following the Majority Holder Date (as defined in the Separation Agreement), if the Chair selected by the Board of Directors pursuant to Section 2.7 is not independent under the New York Stock Exchange listing standards, the Board of Directors shall appoint one of its members who is so independent to serve as Lead Independent Director. The Lead Independent Director shall have and perform such duties as provided herein or as may be from time to time assigned by the Board of Directors.

Section 2.9      Organization. Meetings of the Board of Directors shall be presided over by the Chair or, in the absence of the Chair by the Lead Independent Director (if any), or, in the absence of the Lead Independent Director by a chair so chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.10    Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.11     Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

Section 2.12     Approval or Ratification of Chief Executive Officer Compensation. Any determination of a committee of the Board of Directors with respect to the compensation of the Chief Executive Officer shall be subject to the approval or ratification of the Board. Any director who is also an employee of the Corporation or any of its subsidiaries shall recuse himself or herself from the deliberations and vote of the Board to approve or ratify the compensation of the Chief Executive Officer.

Article III
Committees

Section 3.1      Committees. The Board of Directors may, by resolution passed by a majority of the whole Board and subject to the terms of the Separation Agreement and the Stockholders Agreement, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, subject to the terms of the Separation Agreement and the Stockholders Agreement. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, subject to the terms of the Separation Agreement and to the extent permitted by applicable law and provided in the resolution of the Board or in these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. The standing committees of the Board of Directors shall be (x) the Audit Committee, (y) to the extent required by the New York Stock Exchange listing standards or other law, a Nominating and Corporate Governance Committee, a Compensation Committee and such additional committees as may be so required, and (z) such additional committees as the Board of Directors may designate pursuant to this Section 3.1, in each case with such name or names as may be stated in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

The Executive Committee, if one shall be designated, to the extent permitted by applicable law and subject to the terms of the Separation Agreement, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Except as otherwise provided from time to time in resolutions passed by a majority of the whole Board of Directors, the powers and authority of the Executive Committee shall include the power and authority to declare a dividend on stock, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Except as otherwise provided from time to time in resolutions passed by a majority of the whole Board of Directors, the power and authority of the Executive Committee shall not include the power or authority to nominate persons to serve as directors or to fill vacancies or newly created directorships, which power and authority shall be vested in the Board of Directors.

Section 3.2      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary and subject to the terms of the Separation Agreement, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

Article IV
Officers

Section 4.1      Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer and a Secretary, and it may, if it so determines, elect one or more Vice Chairs. The Board may also elect a President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. The Board of Directors may at any time and from time to time authorize any officers of the Corporation to appoint one or more additional vice presidents, treasurers, secretaries or other officers of the Corporation, as described in Sections 4.6 to 4.9. The election of an officer shall not of itself create any contractual rights between such officer and the Corporation.

Section 4.2      Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal; provided that officers elected on April 22, 2022 shall hold office until the first meeting of the Board after the annual meeting of stockholders held in 2023, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, the Chair, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.3      Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation and shall perform all duties incident to the office of a Chief Executive Officer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board.

Section 4.4      President. The President, if any, shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer.

Section 4.5      Vice Chair. Any Vice Chair shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer.

Section 4.6      Vice Presidents. Vice Presidents include all Executive Vice Presidents and Senior Vice Presidents. The Vice President or Vice Presidents shall have such powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.7      Secretary. The Secretary shall have the duty to record or cause to be recorded the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.8      Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.9       Other Officers. The other officers, if any, of the Corporation, including any Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors that is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Article V
Stock

Section 5.1      Certificates. Except as otherwise determined by the Board of Directors, the shares of the Corporation’s capital stock shall be uncertificated and shall be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation. To the extent any shares are represented by a certificate, the certificate shall be signed by or in the name of the Corporation by the Chair or a Vice Chair, if any, or the Chief Executive Officer, if any, or the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. The signatures of the officers upon a certificate may be by electronic signature as permitted under the DGCL. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2       Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article VI
Miscellaneous

Section 6.1      Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 6.2      Seal. The Corporation may have a corporate seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors or Secretary. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3      Acceptable Delivery Method; No Electronic Notice. Whenever a stockholder is required to give notice or deliver or provide a consent or other document to the Corporation by law or under any provision of the certificate of incorporation or these by-laws, such notice will be given by hand or by certified or registered mail, return receipt requested (an “Acceptable Delivery Method”). If such notice, consent or document is given, delivered or provided electronically, it shall not be deemed valid.

Section 6.4      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.5      Indemnification of Directors, Officers and Employees.

(a)        General.

(1)       Except as limited by this Section 6.5, the Corporation shall indemnify the Indemnitees (as defined below) to the full extent permitted by Delaware law.

(2)       For the purposes of this Section 6.5, the term “Indemnitee” shall mean any person made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation for any other enterprise as a director, officer or employee.

(3)       For purposes of this Section 6.5, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be an Expense; and action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

(b)        Expenses.

(1)       Expenses reasonably incurred by Indemnitee in defending any such action, suit or proceeding, as described in Section 6.5(b)(2), shall be paid or reimbursed by the Corporation promptly upon demand and receipt by the Corporation of an undertaking of Indemnitee to repay such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided that such Indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding that are similarly situated unless actual or potential conflicts of interests, as determined by the Corporation, preclude such joint representation.

(2)       For the purposes of this Section 6.5, the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, except for proceedings to enforce rights as provided for in Section 6.5(b)(3), the Corporation shall not be obligated to provide any indemnification or any payment or reimbursement of expenses to any person in connection with (i) an action, suit or proceeding in which Indemnitee is a plaintiff, and (ii) any amounts incurred in connection with any non-compulsory counterclaim or cross-claim initiated by the Indemnitee other than, in each case, for proceedings to enforce an Indemnitee’s rights under this Article VI.

(3)       If a claim pursuant to this Section 6.5 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation (and, if later, delivery of an undertaking in accordance with Section 6.5(b)(1) of these by-laws), the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall, in addition, be entitled to be paid the expense of prosecuting or defending such suit.

(4)       In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder or by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.5 or otherwise shall be on the Corporation.

(c)        Enforceability. The rights provided to any person by this Section 6.5 shall be enforceable against the Corporation by the Indemnitee, who shall be presumed to have relied upon it in serving or continuing to serve in such capacity. In addition, the rights provided to the Indemnitee shall survive the termination of such person as any director, officer or employee. Any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

(d)        Authorization of Indemnification. The Board of Directors may authorize the Corporation, by adopting a resolution (including a resolution authorizing officers of the Corporation to grant such rights), the authority to provide to any one or more persons, including without limitation any employee or other agent of the Corporation, or any director, officer, employee, agent, trustee, member, stockholder, partner, incorporator or liquidator of any subsidiary of the Corporation or any other enterprise, rights of indemnification and/or to receive payment or reimbursement of expenses, including attorneys’ fees, with any such rights subject to the terms, conditions and limitations established pursuant to the Board resolution. Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to any person otherwise than pursuant to this Section 6.5.

(e)        Limitations. The Corporation shall not indemnify Indemnitee or advance Indemnitee’s Expenses if the action, suit or proceeding alleges (1) claims under Section 16 of the Exchange Act or (2) violations of federal or state insider trading laws, unless, in the case of this clause (2), Indemnitee has been successful on the merits or settled the case with the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

(f)         Standard of Conduct. Other than is mandatory under Delaware law, no claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court of competent jurisdiction, such determinations shall be made, with respect to an Indemnitee who is a director or officer of the Corporation, by (1) a majority vote of the directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (3) if there are no such directors, or if such directors direct, by independent legal counsel in a written opinion, or (4) by stockholders. Neither the failure of the Corporation (including its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to the action.

(g)        Period of Indemnity. No claim for indemnification or the reimbursement of Expenses shall be made by Indemnitee or paid by the Corporation unless the Indemnitee gives notice of such claim for indemnification within one year after the Indemnitee received notice of the claim, action, suit or proceeding.

(h)        Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Section 6.5 shall not be exclusive of any other right that any person may have or hereafter acquire pursuant to law, the certificate of incorporation, these by-laws, contractual agreement, vote of the stockholders or disinterested directors, or otherwise. The Corporation acknowledges that one or more of the directors and officers of the Corporation may have certain rights to indemnification, advancement of expenses and/or insurance provided by Affiliated Institutions (as defined in [each of the Separation Agreement and] the Stockholders Agreement) with respect to such directors’ and officers’ association with the Corporation and its subsidiaries. Notwithstanding the existence of any such other rights with respect to any such directors or officers, the Corporation hereby agrees that, with respect to any such directors or officers, (i) the Corporation is and shall be, relative to each Affiliated Institution, the indemnitor of first resort (i.e., its obligations to the applicable director or officer under these by-laws are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution to advance expenses or provide indemnification for the same expenses or liabilities are secondary); (ii) the Corporation shall be required to advance the full amount of expenses incurred by such a director or officer and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent permitted by this Article VI, without regard to any rights such director or officer may have against any Affiliated Institution; and (iii) the Corporation irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by any Affiliated Institution on behalf of any director or officer with respect to any claim for which such director or officer has sought indemnification from the Corporation shall affect any of the provisions of this Article VI, and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable director or officer against the Corporation.

(i)         Insurance. The Corporation shall purchase and maintain, from financially sound and reputable insurers, directors and officers liability insurance, in an amount and on terms and conditions satisfactory to the Board, for the benefit of all directors on equivalent terms, and will use reasonable best efforts to cause such insurance policy to be maintained.

(j)         Confidentiality. Except as required by law or as otherwise becomes public through no action by the Indemnitee or as necessary to assert Indemnitee’s rights under this Section 6.5, Indemnitee will keep confidential any information that arises in connection with this Section 6.5, including but not limited to, claims for indemnification or reimbursement of Expenses, amounts paid or payable under this Section 6.5 and any communications between the parties.

(k)        Subrogation. In the event of payment under this Section 6.5, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

(l)         Notice by Indemnitee. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter that may be subject to indemnification or reimbursement of Expenses covered by this Section 6.5. As a condition to indemnification or reimbursement of expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

(m)       Amendment. No amendment of this Section 6.5 shall impair the rights of any Indemnitee arising at any time with respect to events occurring prior to such amendment.

Section 6.6      Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

Section 6.7      Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.8      Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, the Board may cause to be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 6.9      Amendment of By-Laws. Subject to the terms of the Separation Agreement and the Stockholders Agreement, these by-laws may be amended or repealed, and new by-laws adopted, by the affirmative vote of a majority of the Board of Directors, or by the affirmative vote of a majority of the shares of common stock then entitled to vote at any annual or special meeting of stockholders.

Section 6.10     Exclusive Forum.

(a)        Subject to Section 6.10(b), unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or these by-laws, including any suit or proceeding regarding indemnification or advancement or reimbursement of Expenses pursuant to Section 6.5 of these by-laws or otherwise and (iv) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

(b)        Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district courts of the United States; provided, however, that if the foregoing provisions of this Section 6.10 are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

(c)        To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.10.

Section 6.11     Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, any of the Chief Executive Officer, the Chief Financial Officer, the President, the Secretary or any Vice President, or any officer or agent of the Corporation authorized by the Board or by the Chief Executive Officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such execution or signature shall be binding upon the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.